SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported): June 25,  2002

ARIAD PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21696	22-3106987

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 LANDSDOWNE STREET
CAMBRIDGE, MASSACHUSETTS 02139
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:
(617) 494-0400

   ITEM 5.   OTHER EVENTS

On June 25, 2002, the Registrant publicly disseminated a Press Release announcing the issuance of a pioneering U.S. patent covering methods of treating human disease by regulating NF-kB cell-signaling activity.

In a separate Press Release also on June 25, 2002, the Registrant announced that the Whitehead Institute for Biomedical Research, Massachusetts Institute of Technology, the President and Fellows of Harvard College, and the Registrant filed a patent infringement lawsuit against Eli Lilly and Co., alleging infringement of the newly issued U.S. patent referred to above.

In a third Press Release, also on June 25, 2002, the Registrant announced that it will host a live analyst conference call on Thursday, June 27, 2002 at 9:00 a.m. Eastern time to discuss the press releases issued this day.

The information contained in the Press Releases dated June 25, 2002 is incorporated herein by reference and attached hereto as Exhibits 99.1, 99.2 and 99.3.

   ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

99.1 The Registrant's Press Release dated June 25, 2002, regarding the issuance of a patent.
99.2 The Registrant's Press Release dated June 25, 2002, regarding the filing of a lawsuit.
99.3 The Registrant's Press Release dated June 25, 2002, regarding an investor conference call.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Edward M. Fitzgerald Edward M. Fitzgerald Senior Vice President and Chief Financial Officer

Date: June 25,  2002

EXHIBIT INDEX

Exhibit
Number	Description	Sequential Page Number

99.1	The Registrant's Press Release dated June 25, 2002.
99.2	The Registrant's Press Release dated June 25, 2002.
99.3	The Registrant's Press Release dated June 25, 2002.

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